UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2016

The First of Long Island Corporation

(Exact name of the registrant as specified in its charter)

New York	001-32964	11-2672906
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10 Glen Head Road Glen Head, New York	11545
(Address of principal executive offices)	(Zip Code)

(516) 671-4900

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 8.01. Other Events

On May 2, 2016, The First of Long Island Corporation (the “Company”), the parent company of The First National Bank of Long Island, issued a press release announcing the commencement of an underwritten public offering of approximately $35 million of its common stock (the “Offering”) through Sandler O’Neill & Partners, L.P.

A copy of the Company’s press release dated May 2, 2016 is attached hereto as Exhibit 99.1 and incorporated herein by reference. A copy of the investor presentation for the Offering, which is also being filed with the Securities and Exchange Commission as an issuer free writing prospectus, is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 2, 2016.

99.2	Investor Presentation dated May 2, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The First of Long Island Corporation
(Registrant)

/s/ Mark D. Curtis
Mark D. Curtis
Executive Vice President, Chief Financial Officer and Treasurer

Dated: May 2, 2016